Exhibit 10.3

EXECUTION VERSION

FOURTH AMENDMENT TO

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

This FOURTH AMENDMENT TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT (the “Fourth Amendment”), dated November 24, 2009, is by and among StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited partnership (the “Parent”), StoneMor Operating LLC, a Delaware limited liability company (the “Company”), the Subsidiaries of the Parent set forth on the signature pages hereto (together with the Company, each individually an “Issuer” and collectively, the “Issuers” and together with the General Partner and the Parent, each individually a “Credit Party” and collectively, the “Credit Parties”) and the Noteholders (as defined below) party hereto.

BACKGROUND

A. Pursuant to that certain Amended and Restated Note Purchase Agreement, dated August 15, 2007, by and among the Credit Parties and the purchasers listed on Schedule A attached thereto (collectively, the “Purchasers,” and together with their successors and assigns including, without limitation, future holders of the Shelf Notes, herein collectively referred to as the “Noteholders”), as amended by that certain First Amendment to Amended and Restated Note Purchase Agreement, dated November 2, 2007, that certain Second Amendment to Amended and Restated Note Purchase Agreement, dated April 30, 2009, and that certain Third Amendment to Amended and Restated Note Purchase Agreement, dated July 1, 2009 (the “Existing Note Agreement”, and as amended pursuant to this Fourth Amendment, the “Note Agreement”), the Issuers, among other things, (i) issued to the Purchasers their (a) 11.00% Series B Senior Secured Notes due August 15, 2012, in the aggregate principal amount of $35,000,000 (the “Series B Notes”), and (b) 11.00% Senior Secured Series C Notes due August 15, 2012, in the aggregate principal amount of $17,500,000 (the “Series C Notes”, and together with the Series B Notes, collectively, the “Issued Notes”), and (ii) authorized the issuance of up to $150,000,000 aggregate principal amount of their Shelf Notes (inclusive of the Issued Notes).

B. Issuers have requested certain amendments to the Existing Note Agreement as more fully set forth herein.

C. The Noteholders are willing to agree to such amendments on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions.

(a) General Rule. Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Note Agreement.

(b) Additional Definitions. The following additional definitions are hereby added to Schedule B of the Existing Note Agreement to read in their entirety as follows:

“Fourth Amendment” means the Fourth Amendment to Amended and Restated Note Purchase Agreement dated November 24, 2009.

“Fourth Amendment Effective Date” means the date on which the Fourth Amendment is effective in accordance with its terms.

“Future High Yield Notes” means senior unsecured notes issued after the Fourth Amendment Effective Date, from time to time, pursuant to, and in accordance with the High Yield Indenture, meeting each of the following requirements: (a) such notes are in an aggregate original principal amount that, when aggregated with the aggregate original principal amount of the High Yield Notes issued on the Fourth Amendment Effective Date, does not exceed the limitation set forth in Section 10.2(n); (b) the terms of such notes are substantially similar to the High Yield Notes issued on the Fourth Amendment Effective Date (provided that (i) the scheduled maturity date for any principal payment under such notes shall not be prior to December 1, 2017 and (ii) the interest rate payable on such notes shall be a market rate for the issuance of such notes at the time issued); (c) no Default or Event of Default has occurred and is continuing or would result from the issuance of such notes; and (d) the Credit Parties shall have delivered to each holder of Shelf Notes that is an Institutional Investor, not less than ten (10) Business Days prior to the date of the issuance of such notes (or such shorter period as the Required Holders may agree to in writing), a pro forma Compliance Certificate showing compliance, on a Pro Forma Basis (for the related Calculation Period), with the covenants set forth in Section 10.11 immediately after giving effect to the issuance of such notes.

“High Yield Documents” means the High Yield Indenture, the High Yield Notes, and the related guarantees, notes and all other agreements, instruments and other documents pursuant to which the High Yield Notes have been or will be issued or otherwise setting forth the terms of the High Yield Notes or otherwise entered into in connection with the High Yield Indenture, as each may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“High Yield Indenture” means that certain Indenture, dated as of November 24, 2009, among the Company, certain other Credit Parties and Wilmington Trust FSB, as trustee, as the same may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“High Yield Note Transaction” means, collectively, (a) the issuance of the High Yield Notes pursuant to the High Yield Indenture, (b) the issuance of 1,275,000 Partnership Common Units, together with additional Partnership Common Units which may be issued as a result of the exercise of the underwriters’ overallotment option, pursuant to the related underwriting agreement, and (c) the simultaneous prepayment of (i) the Series B Notes held by iStar Tara LLC in the aggregate principal amount of $17,500,000, together with all accrued and unpaid interest thereon to the date of such prepayment, but with no Make-Whole Amount, (ii) the Acquisition Loans (as defined in the Credit Agreement) outstanding on the date of the Fourth Amendment (prior to giving effect to the related amendment to the Credit Agreement) in the aggregate principal amount of approximately $104,700,000 and (iii) a portion of the Revolving Credit Loans outstanding on the date of the Fourth Amendment (prior to giving effect to the related amendment to the Credit Agreement) in the aggregate principal amount of approximately $30,700,000.

“High Yield Notes” means the 10.250% senior unsecured notes in an aggregate amount of $150,000,000, having a maturity of December 1, 2017, together with any Future High Yield Notes, each issued pursuant to the High Yield Indenture, in each case, as the same may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“NRSRO” means any of those rating organizations that, from time to time, have applied and met the requirements for listing on the NAIC’s Nationally Recognized Statistical Rating Organizations list, as set forth in the Appendix, Section 4(a), of the Purposes and Procedures Manual of the NAIC Securities Valuation Office.

(c) Amendment to Definition of “Consolidated EBITDA”. The definition of “Consolidated EBITDA” set forth in Schedule B of the Existing Note Agreement is hereby amended by amending and restating in its entirety Subsection (h) as follows:

“(h) reasonable fees, costs and expenses incurred in connection with the Transaction, the restructuring of the Existing Credit Agreement and the Existing Note Agreement, the Second Amendment and the related amendment to the Credit Agreement, and the High Yield Note Transaction, the Fourth Amendment and the related amendment to the Credit Agreement.”

(d) Amendment to Definition of “Prepayment Event”. The definition of “Prepayment Event” set forth in Section 8.2 of the Existing Note Agreement is hereby amended by adding the following sentence at the end of such definition:

“Notwithstanding the foregoing, the Parent’s issuance of 1,275,000 Partnership Common Units, together with additional Partnership Common Units which may be issued as a result of the exercise of the underwriters’ overallotment option, pursuant to the related underwriting agreement, on the Fourth Amendment Effective Date or in connection with such exercise shall not be a “Prepayment Event”.

(e) Amendment to Definition of “Reserve Event Period”. The definition of “Reserve Event Period” set forth in Schedule B of the Existing Note Agreement is hereby amended and restated in its entirety as follows:

“Reserve Event Period” means any period during which (i) any holder of Shelf Notes is required to maintain reserves in respect of Shelf Notes in excess of 3.4% of the principal amount of Shelf Notes held by it as a result of a decision of an insurance regulatory authority having responsibility for valuation of insurance company assets or (ii) the High Yield Notes are designated any rating below BB- (or its equivalent) by any NRSRO, provided that any Series of Shelf Notes are not designated a separate rating of BB- or higher (or its equivalent) by any NRSRO.

2. Amendment to Section 7.2. Subsection (h) of Section 7.2 of the Existing Note Agreement is hereby amended and restated in its entirety as follows:

“(h) not later than five Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any Credit Agreement Document or High Yield Document and, from time to time upon request by such holder, such information and reports regarding the Credit Agreement Documents, the High Yield Documents and other Material Contracts as such holder may reasonably request;”

3. Amendment to Section 10.2. Subsection (b) of Section 10.2 of the Existing Note Agreement is hereby amended and restated in its entirety as follows:

“(b) (i) Indebtedness of the Credit Parties incurred pursuant to this Agreement and the other Finance Documents and (ii) Indebtedness of the Credit Parties incurred pursuant to the Credit Agreement Documents in an aggregate principal amount not to exceed $80,000,000 (the “Aggregate Credit Facility Cap”) at any time divided between an Acquisition Facility not to exceed $45,000,000 (the “Acquisition Facility Cap”) at any time and a Revolving Credit Facility (as such term is defined in the Credit Agreement) not to exceed $35,000,000 (the “Revolving Facility Cap”) at any time (in each case as from time to time reduced by principal repayments thereof, other than repayments of revolving loans which may by their terms be reborrowed and other than as a result of a Refinancing), and any Refinancing of such Indebtedness so long as such Refinancing does not increase the outstanding principal and/or commitment amount of the Acquisition Facility in excess of the then applicable Acquisition Facility Cap, and does not increase the outstanding principal and/or commitment amount of the Revolving Credit Facility in excess of the then applicable Revolving Facility Cap, in each case at the time of such Refinancing (unless such increase is effected pursuant to the following proviso); provided, however, with the approval (such approval not to be unreasonably withheld, conditioned or delayed) of the Required Holders, the Aggregate Credit Facility Cap may be increased up to $100,000,000, the Acquisition Facility Cap may be increased up to $55,000,000 and the Revolving Facility Cap may be increased up to $45,000,000.”

4. Amendment to Section 10.2. Section 10.2 of the Existing Note Agreement is hereby amended by (i) deleting the word “and” after the semi-colon at the end of Subsection (l) of such Section, (ii) deleting the period at the end of Subsection (m) of such Section and replacing such period with “; and”, and (iii) adding a new Subsection (n) at the end of such Section, to read in its entirety as follows:

“(n) Indebtedness evidenced by High Yield Notes in an aggregate outstanding principal amount of $150,000,000, as from time to time reduced by all principal repayments thereof (except that no reduction in such maximum amount shall occur as a result of the Refinancing of High Yield Notes, to the extent Refinanced with the proceeds of Future High Yield Notes); provided, that Future High Yield Notes may be issued in excess of the above stated limit for the purpose of Refinancing Indebtedness incurred pursuant to the Credit Agreement Documents permitted under Subsection 10.2(b) above, to the extent such Indebtedness incurred pursuant to the Credit Agreement Documents is Refinanced with the proceeds of such Future High Yield Notes.”

5. Amendment to Section 10.9. Section 10.9 of the Existing Note Agreement is hereby amended by adding the language “the High Yield Documents” immediately before the language “and the Credit Agreement Documents” in such Section.

6. Amendment to Section 10.11(c). Subsection (c) of Section 10.11 of the Existing Note Agreement is hereby amended and restated in its entirety as follows:

“(c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to be greater than (i) 4.00 to 1.00, for any Measurement Period ending prior to January 1, 2010, (ii) 3.75 to 1.00, for any Measurement Period ending between January 1, 2010 and December 31, 2010, inclusive, or (iii) 3.65 to 1.00, for any Measurement Period ending after December 31, 2010.”

7. Amendment to Section 10.14. Section 10.14 of the Existing Note Agreement is hereby amended and restated in its entirety as follows:

“10.14 Prepayments, Etc. of Indebtedness.

Make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person, money or securities before due for the purpose of paying when due), or any prepayment or redemption (except as expressly required under the terms of the relevant agreement) as a result of any asset sale, Change of Control or similar event of any Indebtedness pursuant to the Credit Agreement Documents or the High Yield Documents, or, after the incurrence or issuance thereof, any Seller Subordinated Debt, provided, however, prepayments of Indebtedness under the Credit Agreement Documents may be made with the proceeds of Future High Yield Notes, and High Yield Notes may be prepaid with the proceeds of Future High Yield Notes, to the extent all such Indebtedness is otherwise permitted to be incurred under Section 10.2(b) and/or Section 10.2(n) hereof; provided further, (a) revolving loans under the Credit Agreement may be (i) prepaid at any time so long as no Event of Default is continuing or (ii) prepaid solely from the cash proceeds of Receivables Rights (as such term is defined in the Intercreditor Agreement) if an Event of Default then exists, and (b) any Indebtedness under the Credit Agreement Documents may be Refinanced from time to time so long as neither the outstanding principal amount, nor the Commitments (other than the unused portion of any Commitments), in respect thereof are reduced after giving effect to such Refinancing.”

8. Amendment to Section 10.15. Section 10.15 of the Existing Note Agreement is hereby amended by (i) deleting the word “or” after the semi-colon at the end of Subsection (a) of such Section, (ii) deleting the period at the end of Subsection (b) of such Section and replacing such period with “; or”, and (iii) adding a new Subsection (c) at the end of such Section, to read in its entirety as follows:

“(c) amend, modify or change in any way adverse to the interests of the holders in any material respect any High Yield Document.”

9. Amendment to Section 10.16. Section 10.16 of the Existing Note Agreement is hereby amended by (i) deleting the reference to “any Finance Document or Credit Agreement Document” in Subsection (a) of such Section and replacing such reference with a reference to “any Finance Document, Credit Agreement Document or High Yield Document” and (ii) deleting the reference to “the Finance Documents and the Credit Agreement Documents” and replacing such reference with a reference to “the Finance Documents, the Credit Agreement Documents and the High Yield Documents” in Subsection (b) of such Section.

10. Amendment to Section 11(f). Subsection (f) of Section 11 of the Existing Note Agreement is hereby amended by deleting each reference to “90” and replacing each such reference with a reference to “60”.

11. Amendment and Restatement of Schedules and Exhibits. Except with respect to (a) Exhibit 4.1(k)(iv) (Compliance Certificate) to the Existing Note Agreement, which is hereby amended, restated and replaced by Exhibit B attached to this Fourth Amendment, each of the Schedules and Exhibits to the Note Agreement are true and correct in all material respects and are not amended, restated or replaced by this Fourth Amendment.

12. Representations and Warranties. Each Credit Party hereby represents and warrants to the Noteholders that, as to such Credit Party:

(a) Representations. Each of the representations and warranties of or as to such Credit Party contained in the Note Agreement and the other Finance Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

(b) Power and Authority. (i) Such Credit Party has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this Fourth Amendment, the Confirmation and Reaffirmation of General Partner/Parent Guarantee attached hereto as Exhibit A (the “Guarantor Confirmation”), and any other documents which the Noteholders require such Credit Party to deliver hereunder (this Fourth Amendment, the Guarantor Confirmation and any such additional documents delivered in connection with this Fourth Amendment are herein referred to as the “Fourth Amendment Documents”); and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by such Credit Party of the Fourth Amendment Documents have been adopted and taken and, upon their execution, the Note Agreement, as amended by this Fourth Amendment, the General Partner/Parent Guarantee (after giving effect to the Guarantor Confirmation) and the other Fourth Amendment Documents will constitute the valid and binding obligations of such Credit Party enforceable in accordance with their respective terms, except as such enforcement may be limited by any Debtor Relief Law from time to time in effect which affects the enforcement of creditors rights in general and the availability of equitable remedies;

(c) No Violation. The making and performance of the Fourth Amendment Documents will not (i) contravene, conflict with or result in a breach or default under any applicable law, statute, rule or regulation, or any order, writ, injunction, judgment, ruling or decree of any court, arbitrator or governmental instrumentality, (ii) contravene, constitute a default under, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) contravene or violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of any Credit Party;

(d) No Default. No Default or Event of Default exists immediately before or will exist immediately after giving effect to this Fourth Amendment;

(e) No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2008;

(f) Organizational Documents. There have been no changes in or additions to the organizational documents of the Credit Parties since April 30, 2009 (or such later date as any such organizational documents were initially adopted), except as described on Annex 1 hereto, certified copies of which have been (i) previously provided to the Noteholders or (ii) are attached to the Secretary’s Certificate described in Section 13(k) below;

(g) Equity Issuance. On the date hereof the Partnership issued 1,275,000 Partnership Common Units (exclusive of any additional Partnership Common Units which may be issued as a result of the exercise of the underwriters’ overallotment option) and received Net Cash Proceeds of $20,591,250 from such issuance; and

(h) Acknowledgment of Obligations; Collateral. (i) The Finance Documents are valid and enforceable against, and all of the terms and conditions of the Finance Documents are binding on, the Credit Parties and (ii) the liens and security interests granted to the Collateral Agent, on behalf of the Secured Parties, by the Credit Parties pursuant to the Finance Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests (subject to Permitted Liens).

13. Conditions to Effectiveness of Amendment. This Fourth Amendment shall be effective upon the Noteholders’ receipt of the following, each in form and substance reasonably satisfactory to the Noteholders:

(a) Fourth Amendment. This Fourth Amendment, duly executed by the Credit Parties and the Noteholders;

(b) Guarantor Confirmation. The Guarantor Confirmation, duly executed by the General Partner and the Parent;

(c) Joinder to Note Agreement. The Joinder to Amended and Restated Note Purchase Agreement and Finance Documents, duly executed by the Credit Parties and the Noteholders;

(d) Second Allonge to Series B Notes. Second Allonge to each of the Series B Notes, duly executed by the Issuers;

(e) First Allonge to Series C Notes. First Allonge to each of the Series C Notes, duly executed by the Issuers;

(f) Prepayment of the Series B Notes held by iStar Tara. The Issuers shall have prepaid, in full, in immediately available funds, the outstanding principal balance of the Series B Notes held by iStar Tara LLC in the aggregate principal amount of $17,500,000, together with all accrued and unpaid interest thereon (it being agreed that the satisfaction of this condition may occur concurrently with the effectiveness of this Fourth Amendment). No Make-Whole Amount shall be due or owing with respect to such prepayment.

(g) Amendment to Intercreditor Agreement. A duly executed second amendment to the Intercreditor Agreement in form and substance reasonably satisfactory to the Noteholders;

(h) Amendment to Credit Agreement. A duly executed Fourth Amendment to Amended and Restated Credit Agreement in form and substance satisfactory to the Noteholders;

(i) Lender Documents. Copies of all documents delivered to the Lenders in connection with the amendment to the Credit Agreement referred to in Section 13(h);

(j) High Yield Notes. Evidence of the issuance of High Yield Notes and delivery of the High Yield Documents (it being agreed that the satisfaction of this condition may occur concurrently with the effectiveness of this Fourth Amendment);

(k) Secretary’s Certificate. A master secretary’s certificate for each Credit Party, attaching customary deliveries;

(l) Good Standing Certificates. Subsistence or good standing certificates, and any applicable foreign qualification certificates, for each Credit Party;

(m) Compliance Certificate. A Compliance Certificate prepared as of the Fourth Amendment Effective Date showing pro forma compliance with the financial covenants as of such date, upon completion of the High Yield Note Transaction;

(n) Other Fees and Expenses. Payment to the Noteholders, in immediately available funds, of all amounts necessary to reimburse the Noteholders for the reasonable fees and costs incurred by the Noteholders in connection with the preparation and execution of this Fourth Amendment and any other Finance Document, including, without limitation, all fees and costs incurred by the Noteholders’ attorneys;

(o) Consent and Waivers. Copies of any consents or waivers necessary in order for the Credit Parties to comply with or perform any of their covenants, agreements or obligations contained in any agreement which are required as a result of any Credit Party’s execution of this Fourth Amendment, if any; and

(p) Other Documents and Actions. Such additional agreements, instruments, documents, writings and actions as the Noteholders may reasonably request.

14. No Waiver; Ratification. The execution, delivery and performance of this Fourth Amendment shall not (a) operate as a waiver of any right, power or remedy of the Noteholders under the Note Agreement, any Finance Document or any Fourth Amendment Document and the agreements and documents executed in connection therewith or (b) constitute a waiver of any provision thereof. Except as expressly modified hereby, all terms, conditions and provisions of the Note Agreement and the other Finance Documents shall remain in full force and effect and are hereby ratified and confirmed by the Credit Parties. Nothing contained herein constitutes an agreement or obligation by the Noteholders to grant any further amendments to any of the Finance Documents.

15. No Waiver of Existing Defaults. To induce the Noteholders to enter into this Fourth Amendment, the Credit Parties acknowledge, agree, warrant, and represent that nothing in this Fourth Amendment nor any communication between any Secured Party, any Credit Party or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Default or Event of Default arising as a result of the representations and warranties set forth in Section 12 proving to be false or incorrect in any material respect, or (ii) any rights or remedies which any Secured Party has against any Credit Party under the Note Agreement or any other Finance Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the representations and warranties set forth in Section 12 proving to be false or incorrect in any material respect.

16. Waiver of Claims. The Credit Parties hereby waive any and all defenses, set offs and counterclaims which they, whether jointly or severally, may have or claim to have against each of the Secured Parties as of the date hereof.

17. Binding Effect. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

18. Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law doctrine of the State of New York.

19. Headings. The headings of the sections of this Fourth Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Fourth Amendment.

20. Counterparts. This Fourth Amendment may be executed in any number of counterparts with the same effect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original. Delivery of an executed counterpart of a signature page of this Fourth Amendment by telecopy or by electronic means shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

21. Consent to Fourth Amendment to Credit Agreement. To the extent that consent of the Noteholders is required, the Noteholders hereby consent to (a) the High Yield Note Transaction and (b) the Fourth Amendment to Amended and Restated Credit Agreement dated as of the date hereof by and among the Credit Parties, the Lenders, the Administrative Agent and the Collateral Agent.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Fourth Amendment to Amended and Restated Note Purchase Agreement as of the date first above written.

General Partner:

STONEMOR GP LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Parent:

STONEMOR PARTNERS L.P.
By:	STONEMOR GP LLC its General Partner

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Company:

STONEMOR OPERATING LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

[Signature page to Fourth Amendment to Amended and Restated Note Purchase Agreement - Stonemor]

Additional Credit Parties

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Bethel Cemetery Association

Beth Israel Cemetery Association of Woodbridge, New Jersey

Birchlawn Burial Park Subsidiary, Inc.

Cedar Hill Funeral Home, Inc.

Cemetery Investments Subsidiary, Inc.

Clover Leaf Park Cemetery Association

Columbia Memorial Park Subsidiary, Inc.

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Covenant Acquisition Subsidiary, Inc.

Crown Hill Cemetery Association

Eloise B. Kyper Funeral Home, Inc.

Glen Haven Memorial Park Subsidiary, Inc.

Henlopen Memorial Park Subsidiary, Inc.

Henry Memorial Park Subsidiary, Inc.

Highland Memorial Park, Inc.

Hillside Memorial Park Association, Inc.

KIRIS Subsidiary, Inc.

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Holding Company

Legacy Estates, Inc.

Locustwood Cemetery Association

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery Subsidiary, Inc.

Modern Park Development Subsidiary, Inc.

Northlawn Memorial Gardens

Oak Hill Cemetery Subsidiary, Inc.

Ohio Cemetery Holdings, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

[Signature page to Fourth Amendment to Amended and Restated Note Purchase Agreement - Stonemor]

Perpetual Gardens.Com, Inc.

PVD Acquisitions Subsidiary, Inc.

Rockbridge Memorial Gardens Subsidiary Company

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery Subsidiary, Inc.

Shenandoah Memorial Park Subsidiary, Inc.

Sierra View Memorial Park

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens Subsidiary, Inc.

Star City Memorial Sales Subsidiary, Inc.

Stephen R. Haky Funeral Home, Inc.

Stitham Subsidiary, Incorporated

StoneMor Alabama Subsidiary, Inc.

StoneMor California, Inc.

StoneMor California Subsidiary, Inc.

StoneMor Georgia Subsidiary, Inc.

StoneMor Hawaii Subsidiary, Inc.

StoneMor North Carolina Funeral Services, Inc.

StoneMor Ohio Subsidiary, Inc.

StoneMor Tennessee Subsidiary, Inc.

StoneMor Washington, Inc.

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park Subsidiary, Inc.

Temple Hill Subsidiary Corporation

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service Subsidiary Corporation

W N C Subsidiary, Inc.

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

[Signature page to Fourth Amendment to Amended and Restated Note Purchase Agreement - Stonemor]

Alleghany Memorial Park LLC

Altavista Memorial Park LLC

Birchlawn Burial Park LLC

Cemetery Investments LLC

Cemetery Management Services, L.L.C.

Cemetery Management Services of Mid-Atlantic States, L.L.C.

Cemetery Management Services of Ohio, L.L.C.

Cemetery Management Services of Pennsylvania, L.L.C.

CMS West LLC

CMS West Subsidiary LLC

Columbia Memorial Park LLC

Cornerstone Family Services of West Virginia LLC

Cornerstone Funeral and Cremation Services LLC

Covenant Acquisition LLC

Glen Haven Memorial Park LLC

Henlopen Memorial Park LLC

Henry Memorial Park LLC

Juniata Memorial Park LLC

KIRIS LLC

Lakewood/Hamilton Cemetery LLC

Lakewood Memory Gardens South LLC

Laurel Hill Memorial Park LLC

Loewen [Virginia] LLC

Lorraine Park Cemetery LLC

Modern Park Development LLC

Oak Hill Cemetery LLC

Osiris Holding of Maryland LLC

Osiris Holding of Pennsylvania LLC

Osiris Holding of Rhode Island LLC

PVD Acquisitions LLC

Rockbridge Memorial Gardens LLC

Rolling Green Memorial Park LLC

Rose Lawn Cemeteries LLC

Roselawn Development LLC

Russell Memorial Cemetery LLC

Shenandoah Memorial Park LLC

Southern Memorial Sales LLC

Springhill Memory Gardens LLC

Star City Memorial Sales LLC

Stitham LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

[Signature page to Fourth Amendment to Amended and Restated Note Purchase Agreement - Stonemor]

StoneMor Alabama LLC

StoneMor Arkansas Subsidiary LLC

StoneMor Cemetery Products LLC

StoneMor Colorado LLC

StoneMor Colorado Subsidiary LLC

StoneMor Florida Subsidiary LLC

StoneMor Georgia LLC

StoneMor Hawaii LLC

StoneMor Hawaiian Joint Venture Group LLC

StoneMor Holding of Pennsylvania LLC

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

StoneMor North Carolina LLC

StoneMor North Carolina Subsidiary LLC

StoneMor Ohio LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

StoneMor Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

StoneMor Puerto Rico LLC

StoneMor Puerto Rico Subsidiary LLC

StoneMor South Carolina LLC

StoneMor South Carolina Subsidiary LLC

StoneMor Washington Subsidiary LLC

Sunset Memorial Gardens LLC

Sunset Memorial Park LLC

Temple Hill LLC

The Valhalla Cemetery Company LLC

Tioga County Memorial Gardens LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

[Signature page to Fourth Amendment to Amended and Restated Note Purchase Agreement - Stonemor]

Virginia Memorial Service LLC

WNCI LLC

Wicomico Memorial Parks LLC

Woodlawn Memorial Park Subsidiary LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

[Signature page to Fourth Amendment to Amended and Restated Note Purchase Agreement - Stonemor]

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Yvonne M. Guajardo
Name:	Yvonne M. Guajardo
Title:	Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Yvonne M. Guajardo
Name:	Yvonne M. Guajardo
Title:	Assistant Vice President

[Signature page to Fourth Amendment to Amended and Restated Note Purchase Agreement - Stonemor]

EXHIBIT A

[CONFIRMATION AND REAFFIRMATION OF GUARANTEE]

Dated: November [    ], 2009

Reference is made to that certain Amended and Restated Note Purchase Agreement, dated as of August 15, 2007 (the “Original Note Purchase Agreement”), by and among StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited partnership (the “Parent”), StoneMor Operating LLC, a Delaware limited liability company (the “Company”), and each other Subsidiary of the Parent listed on the signature pages thereof under the heading “Subsidiary Issuers” (collectively, the “Subsidiary Issuers”, and together with the Company, collectively, the “Issuers”, and together with the General Partner and the Parent, collectively, the “Credit Parties”) and each of the purchasers listed on Schedule A attached thereto (collectively, the “Purchasers,” and together with their successors and assigns, including without limitation, future holders of the Shelf Notes, herein collectively referred to as the “Noteholders”), as amended by that certain First Amendment to Amended and Restated Note Purchase Agreement, dated November 2, 2007, by and among the Credit Parties and the Noteholders (the “First Amendment”), and that certain Second Amendment to Amended and Restated Note Purchase Agreement, dated April 30, 2009, by and among the Credit Parties and the Noteholders (the “Second Amendment”), and that certain Third Amendment to Amended and Restated Note Purchase Agreement, dated July 1, 2009, by and among the Credit Parties and the Noteholders (the “Third Amendment”, and the Original Note Purchase Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, the “Existing Note Purchase Agreement”), pursuant to which the Issuers, among other things, issued to the Purchasers their (a) 11.00% Series B Senior Secured Notes due August 15, 2012, in the aggregate principal amount of $35,000,000 (the “Series B Notes”), and (b) 11.00% Senior Secured Series C Notes due August 15, 2012, in the aggregate principal amount of $17,500,000 (the “Series C Notes”, and together with the Series B Notes, the “Notes”).

The Existing Note Purchase Agreement is being amended pursuant to the terms of that certain Fourth Amendment to Amended and Restated Note Purchase Agreement of even date herewith by and among the Credit Parties and the Noteholders (the “Fourth Amendment”, and the Existing Note Purchase Agreement as amended by the Fourth Amendment, the “Note Purchase Agreement”) to, among other things, permit the Company to incur additional unsecured Indebtedness. Capitalized terms not herein defined shall have the respective meanings assigned to them in the Note Purchase Agreement.

Each of the Parent and the General Partner are parties to the Guarantee Agreement dated as of September 20, 2004 in favor of the Noteholders (the “Guarantee Agreement”). Each of the Parent and the General Partner hereby (i) acknowledges receipt of a copy of the Fourth Amendment, (ii) consents to the Issuers’ execution and delivery of the Fourth Amendment, (iii) acknowledges and agrees that, the Guaranteed Obligations (as such term defined in the Guarantee Agreement) include obligations in respect of the Note Purchase Agreement, the

Exhibit A-1

outstanding Notes and any Shelf Notes that may be issued in the future, and to that extent, the Guarantee Agreement shall be deemed to have been amended, and (iv) acknowledges and agrees that the Guarantee Agreement is in full force and effect and, except as provided in the foregoing clause (iii), is unamended.

Although each of the Parent and the General Partner has been informed of the matters set forth herein and has acknowledged and agreed to the same, each of the Parent and the General Partner understands that the Noteholders have no obligation to inform the Parent or the General Partner of such matters in the future or to seek the acknowledgment or agreement to future amendments, waivers or consents by the Parent or General Partner, and nothing herein shall create such a duty.

Each of the Parent and General Partner also represents and warrants to the Noteholders that all of the representations and warranties made by the Parent or the General Partner in the Guarantee Agreement are true and correct in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that any of such representations and warranties relate by their terms to a prior date (which remain true and correct as of such prior date).

[Remainder of page intentionally left blank; next page is signature page.]

Exhibit A-2

IN WITNESS WHEREOF, each of the Parent and General Partner has caused this Confirmation and Reaffirmation of Guarantee to be executed on its behalf, as of the date first above written, by one of its duly authorized officers.

STONEMOR PARTNERS L.P.

By:	STONEMOR GP LLC
its General Partner

By:
Name:	Paul Waimberg
Title:	Vice President

STONEMOR GP LLC

By:
Name:	Paul Waimberg
Title:	Vice President

Exhibit A-3

EXHIBIT B

[FORM OF COMPLIANCE CERTFICATE]

                                                     Financial Statement Date:             ,

Prudential Investment Management Inc.

The Prudential Insurance Company of America

Prudential Retirement Insurance and Annuity Company

Pruco Life Insurance Company

Each Affiliate of Prudential Investment Management Inc.

which becomes bound by certain provisions of

the Note Agreement (as hereinafter defined)

c/o Prudential Capital Group

1114 Avenue of the Americas, 30th Floor

New York, NY 10036

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Note Purchase Agreement, dated as of August 15, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Note Agreement,” the terms defined therein being used herein as therein defined), among StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), each of the Subsidiaries of the Operating Company (each individually an “Issuer” and collectively, the “Issuers”), StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited liability partnership (the “Parent”, together with the General Partner and the Issuers, each a “Credit Party” and collectively, the “Credit Parties”), Prudential Investment Management Inc. (“Prudential”) and each of the holders of Notes from time to time party thereto (the “Noteholders” and, together with Prudential, collectively, the “Investor Group”). Unless otherwise indicated, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Note Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                      of the General Partner, and that, as such, he/she is authorized to execute and deliver this Certificate to the Noteholders on the behalf of the Credit Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

[1]. The Credit Parties have delivered the year-end audited financial statements required by Section 7.1(a) of the Note Agreement for the fiscal year of the Credit Parties ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

Exhibit B-1

[1]. The Credit Parties have delivered the unaudited financial statements required by Section 7.1(b) of the Note Agreement for the fiscal quarter of the Credit Parties ended as of the above date. Such consolidated financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Credit Parties during the accounting period covered by such financial statements.

3. The review described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the fiscal period covered by the financial statements described in paragraph 1 above[, except as set forth below].

4. The representations and warranties of the Credit Parties contained in Section 5 of the Note Agreement and all representations and warranties of any Credit Party that are contained in any document furnished at any time under or in connection with the Finance Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.5 of the Note Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.1 of the Note Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate for the fiscal period covered thereby.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                             ,                         .

STONEMOR GP LLC

By:
Name:
Title:

Exhibit B-1

For the Quarter/Year ended             ,          (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Section 10.11(a) – Minimum EBITDA.

	A.	Consolidated EBITDA for Measurement Period ending on above date (the “Subject Period”):		$

		1.	Consolidated Net Income of the Parent and its Subsidiaries for Subject Period:	$

		2.	Consolidated interest expense of the Parent and its Subsidiaries for Subject Period:	$

		3.	Provision for income taxes for Subject Period:	$

		4.	Depreciation and amortization expenses for Subject Period:	$

		5.	Non-cash cost for Cemetery Property and real property sold for Subject Period:	$

		6.	Any extraordinary losses for Subject Period:	$

		7.	Losses from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business for Subject Period:	$

		8.	Other non-cash items (including, without limitation, one-time charges associated with “cheap stock” compensation expense) for the Subject Period:	$

		9.	Reasonable fees, costs and expenses incurred in connection with the Transaction, the restructuring of the Existing Credit Agreement and the Existing Note Purchase Agreement, the Second Amendment and the related amendment to the Credit Agreement, and the High Yield Note Transaction, the Fourth Amendment and the related amendment to the Credit Agreement:	$

		10.	Any extraordinary gains for the Subject Period:	$

		11.	Gains from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business for the Subject Period:	$

Exhibit B-1

		12.	The amount of non-cash gains (other than as a result of deferral of purchase price with respect to notes or installment sale contracts received in connection with the sales of Cemetery Property) for the Subject Period:	$

		13.	Other non-cash gains for the Subject Period:	$

		14.	Balance Sheet Adjustments	$

		15.	Pro Forma Basis Adjustments	$

		16.	Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 – 10 – 11 – 12 – 13 +/- 14 +/- 15):	$

	B.	$39,000,000		$

	C.	80% of Permitted Acquisition Step-Up		$

	D.	Minimum required: (Line I.B + I.C)		$

	E.	Excess (deficient) for covenant compliance (Line I.A.16 – I.D):		$

II.	Section 10.11(b) – Minimum Consolidated Fixed Charge Coverage Ratio.

	A.	Consolidated EBITDA for Subject Period (Line I.A.16 above):		$

	B.	Cash dividends or distributions made by the Parent for Subject Period:		$

	C.	Consolidated Fixed Charges for Subject Period:		$

	D.	Consolidated Fixed Charge Coverage Ratio ((Line II.A – II.B) ÷ Line II.C):		to 1.0

			Minimum required:	1.15 to 1.0 (from 2009 to 2011); 1.20 to 1.0 (from 2012 and thereafter)

III.	Section 10.11(c) - Consolidated Leverage Ratio

	A.	Consolidated Funded Indebtedness for Subject Period:		$

Exhibit B-1

	B.	Consolidated EBITDA for Subject Period (Line I.A.16 above):	$

	C.	Consolidated Leverage Ratio for Subject Period (Line III.A ÷ III.B):	to 1.0

		Maximum permitted:	4.0 to 1.0, for any Measure- ment Period ending prior to January 1, 2010; 3.75 to 1.0, for any Measure- ment Period ending between January 1, 2010 and December 31, 2010, 3.65 to 1.0 (thereafter)

IV.	Section 10.11(d) – Maximum Maintenance Capital Expenditures

	A.	Capital Expenditures of the Parent and any of its Subsidiaries for Subject Period:	$

	B.	Capital Expenditures of the Parent and any of its Subsidiaries representing amounts paid in connection with improvements which enhance (as opposed to maintain) the value of property for Subject Period:	$

	C.	Capital Expenditures of the Parent and any of its Subsidiaries representing amounts paid in connection with the purchase or construction of mausoleums for Subject Period:	$

	D.	Capital Expenditures of the Parent and any of its Subsidiaries representing amounts paid in connection with Permitted Acquisitions for Subject Period:	$

	E.	Maintenance Capital Expenditures for Subject Period (Line IV.A – (IV.B + C + D):	$

		Maximum permitted:	$4,200,000 (from 2009 to 2010); 4,600,000 (for 2010); 5,200,000 (from 2012 and thereafter)

Exhibit B-1

ANNEX 1

Annex 1